Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-141809 on Form S-3 of our report dated May 10, 2007 relating to the consolidated financial statements of Pueblo Midstream Gas Corporation and subsidiary (the “Company”), appearing in the Current Report on Form 8-K of Regency Energy Partners LP dated May 10, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Denver, Colorado
July 11, 2007